Exhibit 99.1

INAP Reports Third Quarter 2018 Financial Results

•	Reported Revenue of $83.0 Million up 1.2% Sequentially and 20.4% Year-over-Year
•	GAAP Net Loss of $(15.1) Million, or GAAP Net Loss Margin of (18.2)%
•	Adjusted EBITDA of $29.4 Million up 3.5% Sequentially and 26.2% Year-over-Year; Adjusted EBITDA Margin of 35.4% up 80 Basis Points Quarter-over-Quarter and up 160 Basis Points Year-over-Year
•	Cash Flow from Operations was $10.3 Million, with Capital Expenditures of $12.0 Million
•	Subsequent to Quarter-End, INAP Closed $40 Million Common Stock Offering to Continue to Gain Flexibility and Fuel Organic Growth

RESTON, VA - (November 1, 2018) Internap Corporation (NASDAQ: INAP), a global provider of high-performance data center services, including colocation, cloud and network, announced today financial results for the third quarter of 2018.

“We are committed to growing INAP, winning larger deals with more consistency than ever before,” stated Peter D. Aquino, President and Chief Executive Officer. “With our wholesale and retail marketing strategy, our backlog continues to replenish at over $20 million for the last two quarters. We recently recorded our largest colocation deal of the year, selling nearly 1 MW of capacity in our Dallas Flagship data center. Through September, our sales team has booked three large wholesale colocation deals worth over $15 million in total contract value, and are positioned to do much more with the addition of assets in Phoenix, Atlanta and London. In addition, the upselling of our new cloud platform is also providing new growth prospects for INAP, both domestically and abroad. As we continue to swap out less profitable sites for our own data center facilities to provide our customers with premier Tier 3 infrastructure products, we are building a more valuable portfolio for the future. The purpose of the recent equity raise was to continue to fuel our sales growth, accelerate customer installations, and position INAP to gain greater flexibility for potential future accretive deals.”

Revenue

2018 results include SingleHop LLC (“SingleHop”) operations beginning March 1, 2018, and are therefore not comparable to prior periods. For the third quarter:

•
Revenue totaled $83.0 million in the third quarter of 2018, an increase of 1.2% sequentially and 20.4% year-over-year. The sequential increase was primarily due to organic colocation growth, and the acquisition of INAP’s new Phoenix facility, offset by planned data center closures. The increase year-over-year was primarily due to revenue from organic colocation growth, and the addition of SingleHop.

Beginning with the first quarter of 2018, INAP redefined its segment reporting by geography into INAP US and INAP INTL.

o
INAP US revenue totaled $65.7 million in the third quarter of 2018, an increase of 2.5% sequentially and 24.0% year-over-year. The sequential increase was primarily due to colocation and cloud growth. The increase year-over-year was primarily due to revenue from organic growth, and the addition of SingleHop.

o
INAP INTL revenue totaled $17.3 million in the third quarter of 2018, a decrease of 3.4% sequentially and an increase of 8.5% year-over-year. The modest decrease sequentially in top line revenue was primarily driven by declines in legacy managed services and iWeb. The increase year-over-year was primarily due to revenue from the INAP Japan consolidation, the addition of SingleHop and lower churn.

Third Quarter 2018 Financial Summary

($ in thousands)	3Q 2018	2Q 2018	3Q 2017	QoQ Growth	YoY Growth

Net Revenues	$82,972	$81,962	$68,907	1.2%	20.4%
Operating Costs and Expenses	$80,798	$79,835	$68,175	1.2%	18.5%
Depreciation and Amortization	$23,431	$22,590	$20,917	3.7%	12.0%
Exit Activities, Restructuring and Impairments	$2,347	$826	$745	184.1%	215.0%
All Other Operating Costs and Expenses	$55,020	$56,419	$46,513	(2.5)%	18.3%
GAAP Net Loss Attributable to INAP Shareholders	$(15,106)	$(13,923)	$(10,895)	8.5%	38.7%
GAAP Net Loss Margin	(18.2)%	(17.0)%	(15.8)%

Minus Stock-Based Compensation and Other Items	$3,872	$3,760	$757	3.0%	411.5%
Normalized Net Loss[2]	$(11,234)	$(10,163)	$(10,138)	10.5%	10.8%

Adjusted EBITDA[1]	$29,386	$28,384	$23,277	3.5%	26.2%
Adjusted EBITDA Margin[1]	35.4%	34.6%	33.8%

Capital Expenditures (CapEx)	$12,003	$11,083	$10,965	8.3%	9.5%
Adjusted EBITDA less CapEx[1]	$17,383	$17,301	$12,312	0.5%	41.2%

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

●
GAAP net loss attributable to INAP shareholders was $(15.1) million, or $(0.75) per share in the third quarter of 2018 compared with $(13.9) million, or $(0.69) per share in the second quarter of 2018. GAAP net loss in third quarter of 2017 was $(10.9) million.

●	Normalized net loss was $(11.2) million in the third quarter of 2018 compared with $(10.2) million in the second quarter of 2018 and $(10.1) million in the third quarter of 2017.

●
Adjusted EBITDA totaled $29.4 million in the third quarter of 2018, an increase of 3.5% compared with $28.4 million in the second quarter of 2018, and a 26.2% increase compared with $23.2 million in the third quarter of 2017. Adjusted EBITDA margin was 35.4% in the third quarter, up 80 basis points compared to 34.6% in the second quarter, and up 160 basis points compared to 33.8% in third quarter of 2017. The increase in Adjusted EBITDA was primarily driven by the addition of SingleHop and INAP’s initiative to exit less profitable data center sites.

Business Unit Contribution3 - INAP US and INAP INTL business unit contribution for third quarter of 2018 is as follows:

INAP US, includes colocation, cloud, and network services. Cloud contains AgileCloud, Managed Hosting, and SingleHop.

o
INAP US business unit contribution totaled $29.8 million in the third quarter, a 2.2% increase compared to the second quarter of 2018 and a 27.7% increase from the third quarter of 2017. As a percent of revenue, INAP US business unit contribution margin was 45.4% in the third quarter of 2018, slightly down 20 basis points sequentially and up 130 basis points year-over-year. INAP US business unit contribution increased year-over-year primarily due to the Company’s data center portfolio management strategy to expand margins.

INAP INTL, includes colocation, cloud, and network services. Cloud contains AgileCloud, Managed Hosting, Ubersmith, iWeb, and SingleHop.

o
INAP INTL business unit contribution totaled $5.8 million in the third quarter of 2018, a 3.4% decrease compared with the second quarter of 2018 and a 4.1% decrease from the third quarter of 2017. As a percent of revenue, INAP INTL business unit contribution margin was 33.6% in the third quarter of 2018, slightly down 10 basis points sequentially and 440 basis points year-over-year. INAP INTL business contribution decreased primarily due to consolidation of INAP Japan with currently lower margins.

“We expect the operations improvements will continue to expand margins into 2019,” said Jim Keeley, Chief Financial Officer. “As we narrow guidance with one quarter to go in 2018, we are confident that we can maintain momentum to strengthen INAP’s portfolio into 2019.”

Balance Sheet and Cash Flow Statement

●
Cash and cash equivalents totaled $11.8 million at September 30, 2018. Total debt was $696.2 million, net of discount and prepaid costs, at the end of the third quarter of 2018, including $262.0 million in capital lease obligations. As previously reported, in August 2018, INAP entered into a Fifth Amendment to INAP’s Credit Agreement, to increase the aggregate revolving commitment capacity by $10.0 million to $35.0 million.

●
Cash generated from operations for the three months ended September 30, 2018 was $10.3 million compared to $15.3 million in second quarter of 2018, and $3.3 million in the third quarter of 2017. Capital expenditures over the same periods were $12.0 million, compared to $11.1 million and $11.0 million, respectively. Adjusted EBITDA less CapEx[1] was $17.4 million, compared to $17.3 million in second quarter of 2018 and $12.3 million in third quarter of 2017. Free cash flow[4] over the same periods was $(1.7) million, compared to $4.3 million and $(7.7) million, respectively. Unlevered free cash flow[4] was $14.1 million for the third quarter of 2018, compared to $19.8 million in second quarter of 2018 and $3.3 million in third quarter of 2017.

●
On October 23, 2018, INAP completed an underwritten public offering of 4,210,527 shares of common stock at a public offering price of $9.50 per share. The net proceeds to the Company from the offering were approximately $36.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses. INAP granted the underwriters a 30-day option to purchase up to 631,579 additional shares of common stock on the same terms and conditions as the shares offered in the public offering.

Business Outlook

INAP’s outlook for 2018, as noted above, includes projected results of acquired SingleHop operations as of March 1, 2018. With three quarters of actuals results, the Company is narrowing its full-year 2018 revenue, Adjusted EBITDA and capital expenditures range within its previous outlook, as shown in the table below.

Full-Year 2018 Expected Range

	Original Guidance, as of 3/9/2018	Revised Guidance, as of 8/2/2018	Narrowed Guidance within Previous Range, as of 11/1/2018

Revenue	$320 million - $330 million	$320 million - $330 million	$320 million - $324 million
Adjusted EBITDA (non-GAAP)	$105 million - $115 million	$110 million - $120 million	$111 million - $114 million
Capital Expenditures	$40 million - $45 million	$40 million - $45 million	$40 million - $43 million

1.
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA and Forward Looking Adjusted EBITDA.” Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx.”

2.
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss Attributable to INAP Shareholders to Normalized Net Loss to INAP Shareholders.”

3.
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4.
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

Conference Call Information

INAP’s third quarter 2018 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a simultaneous webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations.

The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast will be archived in the Investor Relations section of the Company’s website. An audio-only telephonic replay will be accessible from Thursday, November 1, 2018 at 11:30 a.m. ET through Wednesday, November 6, 2018 at 855-859-2056 using replay code 8998493. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a global provider of high-performance data center services, including colocation, cloud and network. INAP partners with its customers, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the customer’s unique business requirements. INAP operates in 53, primarily Tier 3, data centers in 21 metropolitan markets and has 102 POPs around the world. INAP has over 1 million gross square feet in its portfolio, and approximately 600,000 square feet of sellable data center space. For more information, visit www.inap.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements regarding industry trends, our future financial position and performance, business strategy, revenues and expenses in future periods, projected levels of growth and other matters that do not relate strictly to historical facts. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that we are “positioned” for a particular result, statements regarding our vision or similar expressions or variations. These statements are based on the beliefs and expectations of our management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: to drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; INAP’s ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop; INAP’s ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contacts
Richard Ramlall	Carolyn Capaccio/Jody Burfening
Chief Communications Officer INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenues	82,972	68,907	239,135	210,682

Operating costs and expenses:
Cost of sales and services, exclusive of depreciation and amortization	28,866	24,945	81,880	80,419
Costs of customer support	7,984	6,237	24,212	19,634
Sales, general and administrative	18,170	15,331	57,625	47,466
Depreciation and amortization	23,431	20,917	67,097	57,596
Exit activities, restructuring and impairments	2,347	745	3,140	6,396
Total operating costs and expenses	80,798	68,175	233,954	211,511
Income (loss) from operations	2,174	732	5,181	(829)

Interest expense	16,898	12,299	47,786	37,581
Loss on foreign currency, net	195	197	5	485
Total non-operating expenses	17,093	12,496	47,791	38,066

Loss before income taxes and equity in earnings of equity-method investment	(14,919)	(11,764)	(42,610)	(38,895)
Provision for income taxes	162	221	404	689
Equity in earnings of equity-method investment, net of taxes	-	(1,122)	-	(1,207)

Net loss	(15,081)	(10,863)	(43,014)	(38,377)
Less net income attributable to non-controlling interest	25	32	75	32
Net loss attributable to INAP stockholders	(15,106)	(10,895)	(43,089)	(38,409)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(98)	(91)	24	14
Unrealized gain on foreign currency contracts	-	-	-	145
Total other comprehensive (loss) income	(98)	(91)	24	159

Comprehensive loss	$(15,204)	$(10,986)	$(43,065)	$(38,250)

Basic and diluted net loss per share	$(0.75)	$(0.56)	$(2.16)	$(2.04)

Weighted average shares outstanding used in computing basic and diluted net loss per share	20,206	19,929	19,968	18,645

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATION BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$11,844	$14,603
Accounts receivable, net of allowance for doubtful accounts of $1,418 and $1,487, respectively	22,999	17,794
Contract assets	8,026	—
Prepaid expenses and other assets	9,497	8,673
Total current assets	52,366	41,070

Property and equipment, net	477,423	458,565
Intangible assets, net	74,738	25,666
Goodwill	116,705	50,209
Non-current contract assets	12,756	—
Deposits and other assets	12,050	11,015
Total assets	$746,038	$586,525

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$32,243	$20,388
Accrued liabilities	17,866	15,908
Deferred revenues	4,696	4,861
Capital lease obligations	9,399	11,711
Revolving credit facility	18,500	5,000
Term loan, less discount and prepaid costs of $3,912 and $2,133, respectively	444	867
Exit activities and restructuring liability	3,255	4,152
Other current liabilities	3,637	1,707
Total current liabilities	90,040	64,594

Capital lease obligations	252,599	223,749
Term loan, less discount and prepaid costs of $10,625 and $7,655, respectively	415,251	287,845
Exit activities and restructuring liability	162	664
Deferred rent	940	1,310
Deferred tax liability	1,952	1,651
Other long-term liabilities	4,060	7,744
Total liabilities	$765,004	$587,557
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 21,302 and 20,804 shares issued and outstanding, respectively	21	21
Additional paid-in capital	1,330,751	1,327,084
Treasury stock, at cost, 329 and 293, respectively	(7,645)	(7,159)
Accumulated deficit	(1,343,609)	(1,323,723)
Accumulated items of other comprehensive loss	(1,300)	(1,324)
Total INAP stockholders’ deficit	(21,782)	(5,101)
Non-controlling interest	2,816	4,069
Total stockholders’ deficit	$(18,966)	$(1,032)
Total liabilities and stockholders’ deficit	$746,038	$586,525

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(43,014)	$(38,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,097	57,596
(Gain) loss on disposal of fixed asset	(98)	503
Amortization of debt discount and issuance costs	2,798	1,890
Stock-based compensation expense, net of capitalized amount	3,573	2,061
Equity in earnings of equity-method investment	—	(1,207)
Provision for doubtful accounts	706	808
Non-cash change in capital lease obligations	(241)	564
Non-cash change in exit activities and restructuring liability	3,198	5,824
Non-cash change in deferred rent	(851)	(3,335)
Deferred taxes	65	209
Loss on extinguishment and modification of debt	—	6,785
Other, net	(6)	(49)
Changes in operating assets and liabilities:
Accounts receivable	(4,990)	243
Prepaid expenses, deposits and other assets	(3,531)	1,979
Accounts payable	9,372	(3,498)
Accrued and other liabilities	(601)	1,691
Deferred revenues	617	(1,233)
Exit activities and restructuring liability	(4,597)	(4,727)
Asset retirement obligation	(141)	191
Other liabilities	(199)	22
Net cash provided by operating activities	29,157	27,940

Cash Flows from Investing Activities:
Purchases of property and equipment	(27,317)	(23,198)
Proceeds from disposal of property and equipment	570	206
Business acquisition, net of cash acquired	(131,748)	3,838
Acquisition of non-controlling interests	(1,130)	—
Additions to acquired and developed technology	(2,128)	(635)
Net cash used in investing activities	$(161,753)	$(19,789)
Cash Flows from Financing Activities:
Proceeds from credit agreements	148,500	295,500
Proceeds from stock issuance	—	40,165
Principal payments on credit agreements	(3,267)	(327,250)
Debt issuance costs	(7,696)	(8,277)
Payments on capital lease obligations	(7,202)	(6,562)
Proceeds from exercise of stock options	(210)	159
Acquisition of common stock for income tax withholdings	(487)	(222)
Other, net	175	(302)
Net cash provided by (used in) financing activities	129,813	(6,789)
Effect of exchange rates on cash and cash equivalents	24	217
Net (decrease) increase in cash and cash equivalents	(2,759)	1,579
Cash and cash equivalents at beginning of period	14,603	10,389
Cash and cash equivalents at end of period	$11,844	$11,968

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$44,324	$25,898
Non-cash acquisition of property and equipment under capital leases	33,381	169,679
Additions to property and equipment included in accounts payable	4,004	701

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

•	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

•
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

•
Normalized net loss is net loss attributable to INAP shareholders plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement and debt extinguishment and modification expenses.

•	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

•	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

•	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

•	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to - not a substitute for - our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP.  Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP.  Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also Adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss to Adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017
Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Net revenues	$82,972	100.0%	$81,962	100.0%	$68,907	100.0%

Net loss (GAAP) attributable to INAP Shareholders	$(15,106)	(18.2)%	$(13,923)	(17.0)%	$(10,895)	(15.8)%
Add:
Depreciation and amortization	23,431	28.2%	22,590	27.6%	20,917	30.4%
Interest expense	16,898	20.4%	15,860	19.4%	12,299	17.8%
Provision for income taxes	162	0.2%	141	0.2%	221	0.3%
Other expense (income)	195	0.2%	31	0.0%	(925)	(1.3)%
Gain on disposal of property and equipment, net	(66)	(0.1)%	(75)	(0.1)%	(162)	(0.2)%
Exit activities, restructuring and impairments	2,347	2.8%	826	1.0%	745	1.1%
Stock-based compensation	1,341	1.6%	1,374	1.7%	929	1.3%
Non-income tax contingency	36	0.0%	800	1.0%	-	-
Strategic alternatives and related costs	25	0.0%	23	0.0%	32	0.0%
Organizational realignment costs	118	0.1%	431	0.5%	14	0.0%
Acquisition costs	5	0.0%	306	0.4%	102	0.1%
Adjusted EBITDA (non-GAAP)	$29,386	35.4%	$28,384	34.6%	$23,277	33.8%

A reconciliation of forward looking Adjusted EBITDA for full-year 2018 is as follows (in millions):

					Narrowed
					Guidance within
	Original Guidance,		Revised Guidance,		Previous Range,
	as of 3/9/2018		as of 8/2/2018		as of 11/1/2018
	Low	High	Low	High	Low	High
	Amount	Amount	Amount	Amount	Amount	Amount

Net revenues	$320	$330	$320	$330	$320	$324

Net loss (GAAP) attributable to INAP Shareholders	$(48)	$(38)	$(47)	$(37)	$(54)	$(51)
Add:
Depreciation and amortization	70	70	86	86	88	88
Interest expense	59	59	61	61	65	65
Provision for income taxes	1	1	0	0	0	0
Exit activities, restructuring and impairments	11	11	2	2	4	4
Stock-based compensation	11	11	4	4	4	4
Non-income tax contingency and acquisition costs	1	1	4	4	4	4
Other costs	0	0	0	0	0	0
Adjusted EBITDA (non-GAAP)	$105	$115	$110	$120	$111	$114

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx:	September 30, 2018	June 30, 2018	September 30, 2017

Net Cash Flows provided by operating activites:	$10,288	$15,342	$3,306

Add:
Cash paid for interest	15,815	15,509	10,999
Cash paid for income taxes	64	126	(24)
Cash paid for exit activities and restructuring	1,921	1,287	2,887
Cash paid for strategic alternatives and related costs	25	23	203
Cash paid for orgainzational realignment costs	118	431	-
Cash paid for acquisition costs	5	306	-
Other working capital changes	1,150	(4,640)	5,906
Adjusted EBITDA (non-GAAP)	$29,386	$28,384	$23,277

Less:
Capital Expenditures (CapEx)	$12,003	$11,083	$10,965
Adjusted EBITDA less CapEx (non-GAAP)	$17,383	$17,301	$12,312

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO
NORMALIZED NET LOSS TO INAP SHAREHOLDERS

Reconciliations of net loss attributable to INAP Shareholders, the most directly comparable GAAP measure, to normalized net loss attributable to INAP Shareholders (in thousands):

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net loss (GAAP) attributable to INAP Shareholders	$(15,106)	$(13,923)	$(10,895)

Exit activities, restructuring and impairments	2,347	826	745
Stock-based compensation	1,341	1,374	929
Strategic alternatives, realignment, and related costs	143	454	46
Acquisition costs	5	306	102
Non-income tax contingency	36	800	-
INAP Japan fair market valuation	-	-	(1,065)
Normalized net loss (non-GAAP)	$(11,234)	$(10,163)	$(10,138)

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Revenues:
INAP US	$65,678	$64,067	$52,970
INAP INTL	17,294	17,895	15,937
Total	82,972	81,962	68,907
Direct costs of sales and services, customer support and sales and marketing:
INAP US	35,842	34,873	29,600
INAP INTL	11,478	11,872	9,874
Total	47,320	46,745	39,474
Business Unit Contribution:
INAP US	29,836	29,194	23,370
INAP INTL	5,816	6,023	6,063
Total	$35,652	$35,217	$29,433
Business Unit Contribution Margin:
INAP US	45.4%	45.6%	44.1%
INAP INTL	33.6%	33.7%	38.0%
Total	43.0%	43.0%	42.7%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net cash flows provided by operating activities	$10,288	$15,342	$3,306
Capital expenditures:
Maintenance capital	(3,597)	(4,197)	(1,715)
Growth capital	(8,406)	(6,886)	(9,250)
Free cash flow (non-GAAP)	(1,715)	4,259	(7,659)

Cash paid for interest	15,815	15,509	10,999
Unlevered free cash flow (non-GAAP)	$14,100	$19,768	$3,340

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of September 30, 2018:

Market	Gross Square Feet (SF)[1]	Supporting Infrastructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF4	Occupied SF	Occupied SF %	Power Adjusted SF% (Estimated)[5]

Phoenix[6]	214,968	87,059	61,210	66,717	44,650	30,861	69%	71%
Atlanta	208,298	64,248	75,344	68,706	44,987	30,077	67%	68%
Montreal	126,965	34,572	46,833	45,560	25,050	23,890	95%	89%
New York/New Jersey	114,920	16,405	28,468	70,047	47,507	26,063	55%	83%
Dallas	112,085	23,763	21,023	67,299	30,432	17,427	57%	66%
Los Angeles	109,181	9,623	12,366	87,192	18,020	13,418	74%	100%
Seattle	100,497	31,326	21,552	47,619	38,619	23,391	61%	65%
Santa Clara/San Jose	88,659	23,852	23,667	41,140	40,840	23,455	57%	87%
Boston	45,637	18,785	5,199	21,653	21,653	10,407	48%	55%
Houston	43,913	7,925	15,599	20,389	20,389	9,296	46%	54%
Chicago	14,002	1,551	-	12,451	12,076	10,129	84%	94%
Other[7]	26,163	-	981	25,165	20,755	15,648	75%	76%
Total	1,205,288	319,109	312,242	573,938	364,978	234,062	64%	74%

(1)	Represents total SF subject to our lease.
(2)	Represents total SF for mechanical and utility rooms.
(3)	Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)	Represents data center footprint SF less unbuilt SF.
(5)	Calculation of occupied SF based on SF available to sell based on power constraints.
(6)	Includes new Phoenix facility acquired in July 2018.
(7)	Represents Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo, and Osaka.